Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173327) of Adecoagro S.A. of our report dated March 27, 2012 relating to the consolidated financial statements, which appears in this Form 20-F.

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Mariano C. Tomatis (Partner)
Mariano C. Tomatis

Buenos Aires, Argentina

April 27, 2012